                                                                    EXHIBIT 10.4


                         COAST FINANCIAL HOLDINGS, INC.

                            STOCK PURCHASE AGREEMENT


         STOCK PURCHASE AGREEMENT (this "Agreement") dated as of June 3, 2003 is entered into by and between COAST FINANCIAL HOLDINGS, INC., a Florida corporation (the "Company"), and each of the parties whose names are listed on Schedule A hereto (the "Purchasers") who are acting severally and not jointly.

         WHEREAS, the Company has entered into that certain Business Loan Agreement, dated April 15, 2003, (the "Loan Agreement") by and between the Company and Independent Bankers' Bank of Florida pursuant to which the Company may borrow up to $600,000 ("Loan Amount");

         WHEREAS, the Company seeks to obtain a source of funds for repayment of its obligations under the Loan Agreement in the event that the Company does not have adequate financial resources to repay the outstanding Loan Amount ("Debt Amount") at the time that all amounts under the Loan Agreement becomes due and payable ("Maturity Date"); and

         WHEREAS, to the extent that the Company does not otherwise have the financial resources necessary to repay the Loan Amount on the Maturity Date, the Purchasers, each of whom is a director of the Company, are willing to purchase from the Company, and the Company is willing to sell to the Purchasers, a sufficient number of shares of the Company's Common Stock, par value $5.00 per share ("Common Stock") upon the terms and conditions set forth herein in order to provide an equity infusion sufficient to enable the Company to repay the full Debt Amount due and payable under the Loan Agreement; and

         NOW, THEREFORE, in consideration of the foregoing, and of the mutual premises, covenants and agreements contained in this Agreement and other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. PURCHASE AND SALE OF COMMON STOCK.

                  SECTION 1.1 SALE AND PURCHASE OF SHARES.

                  (a) On the basis of the representations, warranties, covenants, and agreements contained in this Agreement, and subject to the terms and conditions of this Agreement, the Company will sell and issue to the Purchasers, and each Purchaser severally agrees to purchase, from the Company, at the Closing (defined below) their pro rata portion (as identified in Schedule A hereto) of that aggregate number of shares (the "Offered Shares") which is equal to the Debt Amount divided by the Share Price (defined below).

                  (b) For the purpose of this Agreement, "Share Price" shall mean the price at which a share of Common Stock was last issued and sold by the Company to an unaffiliated third party; provided, however, that such issuance and sale of the Company's Common Stock must have been undertaken pursuant to a transaction where no less than 50,000 shares of Common Stock was sold by the Company to such third party.

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                  SECTION 1.2 PAYMENT OF THE PURCHASE PRICE. At the Closing,
each Purchaser severally, but not jointly, shall accept delivery of their pro rata portion of the Offered Shares (the "Purchased Shares") from the Company and shall pay to the Company in the manner specified in Section 2.2 hereof an amount equal to the Share Price multiplied by the Purchased Shares (the "Purchase Price").

                  SECTION 1.3 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Common Stock to fund the repayment of the Debt Amount due and payable under the Loan Agreement.

         SECTION 2. THE CLOSING.

                  SECTION 2.1 GENERAL. The Closing shall take place at the offices of Carlton Fields, P.A., One Harbour Place, 777 South Harbour Island Boulevard, Tampa, Florida, at 9:00 a.m. on the Maturity Date.

                  SECTION 2.2 DELIVERIES AT CLOSING. At the Closing, the Company shall deliver to each Purchaser a certificate or certificates representing the Purchased Shares being purchased by each such Purchaser at the Closing, registered in the name of the Purchaser, against payment to the Company of the applicable Purchase Price therefor, by certified or bank cashier's check or by wire transfer of immediately available funds to an account designated by the Company in writing. If, any of the conditions specified in Section 5 shall not have been met, each Purchaser shall, at their respective election, be relieved of all of their respective obligations under this Agreement without thereby waiving any other rights it may have by reason of such failure or such non-fulfillment.

         SECTION 3. REPRESENTATIONS OF THE COMPANY. The Company hereby represents and warrants to each Purchaser that:

                  SECTION 3.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in active status under the law of the State of Florida and has full corporate power and authority to own and lease its properties, to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.

                  SECTION 3.2 ISSUANCE OF COMMON STOCK. The issuance, sale, and delivery of the Offered Shares have been, or prior to Closing will be, duly authorized by all necessary corporate action on the part of the Company, including its board of directors. The Offered Shares, when issued, sold, and delivered against payment therefor in accordance with the provisions of this Agreement, will be duly and validly issued, fully paid, and nonassessable, and shall be free and clear of any liens, encumbrances, security interests, charges, or restrictions ("Liens"), or preemptive or other similar rights.

                  SECTION 3.3 AUTHORITY FOR AGREEMENT; NO CONFLICT; EXERCISE AND DELIVERY.

                  (a) The execution, delivery, and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, has been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company and will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject as to enforcement of remedies to

                                       2

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applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.

                  (b) The execution of and performance of the transactions contemplated by this Agreement and compliance by the Company of its provisions will not conflict with or violate any provision of the Articles of Incorporation or Bylaws of the Company.

                  SECTION 3.6 GOVERNMENTAL CONSENTS. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any court, arbitration tribunal, administrative agency, commission, or other governmental authority or instrumentality (each hereafter referred to as a "Governmental Entity") is required on the part of the Company in connection with the execution and delivery of this Agreement, or the offer, issuance, sale and delivery of the Offered Shares as contemplated by this Agreement, except as will be obtained prior to the Closing or those which are permitted under applicable law, rule or regulation to be made following the Closing.

         SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby severally, but not jointly, represents and warrants to the Company as follows:

                  SECTION 4.1 INVESTMENT. The Purchaser is acquiring the Offered Shares, for its own account, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same, the Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

                  SECTION 4.2 ACCREDITED INVESTOR AND ACCESS TO INFORMATION. The Purchaser is (a) a duly qualified and elected director of the Company and, as such, has full and complete access to all books, records, plans, and other material information concerning the Company and its business operations and risks; (b) has adequate means of providing for his current cash needs and possible personal contingencies, and has no need for liquidity of his investment in the Company; (c) has knowledge and experience in financial and business matters that the Purchase is capable of evaluating the merits and risks of an investment in the Offered Shares; and (d) is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                  SECTION 4.3 CAPACITY. The Purchaser is an individual who has full legal capacity to enter in to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

                  SECTION 4.4 EXPERIENCE. The Purchaser, as a result of his special relationship with the Company as one of its directors, is in possession of, or has access to all material information concerning the Company, its business operations, and financial condition and, as a result thereof, is thoroughly familiar with the risks of an investment in the Offered Shares. The Purchaser has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company and the Purchaser is able financially to bear the risks thereof.

                  SECTION 4.6 EXEMPTION FROM REGISTRATION. Each Purchaser acknowledges and understands that none of the Offered Shares to be issued to the Purchaser has been or will be

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

registered under the Securities Act of 1933 or under the securities or blue sky laws of any other jurisdiction on the basis of an exemption from such registration requirements, which exemptions are based, in part, on: (a) the fact that no distribution or public offering of the Offered Shares is to be effected, except in compliance with applicable securities laws, (b) the fact that each Purchaser is a sophisticated investor who has carefully considered and evaluated the risks and benefits of an investment in the Offered Shares, and (c) the representations, warranties, and agreements made by each Purchaser hereunder with respect to his investment in the Offered Shares. Accordingly, each Purchaser agrees that he will not, directly or indirectly, offer, sell, transfer, pledge, hypothecate, or otherwise dispose of or transfer, any of the Offered Shares (or solicit any offers to buy, purchase, or otherwise acquire or take a pledge of any of the Offered Shares), except in compliance with this Agreement, and the Securities Act of 1933 and the securities laws of all other applicable jurisdictions, and the rules and regulations promulgated thereunder, and that a legend to that effect substantially in the form set forth in Section
7.1 of this Agreement may be affixed to the certificates representing the Offered Shares.

                  SECTION 4.7 RULE 144. Each Purchaser recognizes that, in the future, the Company may not satisfy the requirements which would permit it to sell the Offered Shares pursuant to Rule 144 or Rule 144A promulgated under the Securities Act of 1933.

                  SECTION 4.8 DUE DILIGENCE INVESTIGATION. Each Purchaser hereby represents that, in connection with his acquisition of the Offered Shares, he has relied solely upon his investigation, examination, and evaluation of the Company, its business operations, and financial condition, and has not relied on any statement, representation or materials which is not supported by his investigation and examination and has not relied on any statement or representation made by the Company or any of its officers, directors, employees or affiliates, or any of its attorneys or agents.

         SECTION 5. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER AT THE CLOSING. The obligation of the Purchasers to purchase the Offered Shares at the Closing is subject to the fulfillment, or the waiver by the Purchasers, of each of the following conditions on or before the Closing Date.

                  SECTION 5.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company contained in Section 3 of this Agreement shall be true and correct in all respects on the date of this Agreement and on and as of the Closing with the same effect as though such representation and warranty had been made on and as of that date.

                  SECTION 5.2 PERFORMANCE. The Company shall have performed and complied with all covenants, agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.

                  SECTION 5.3 NO LITIGATION. There shall be no action, suit or proceeding pending, or, to the knowledge of the Company, threatened, which (a) seeks to restrain, enjoin, or prevent the consummation of the transactions contemplated by this Agreement, or (b) challenges the validity of, or seeks to recover damages or to obtain other relief in connection with the transactions contemplated by this Agreement.

                  SECTION 5.4 QUALIFICATIONS. All material authorizations, approvals or permits, if any, of any Governmental Entity of the United States or of any other jurisdiction that are required to

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be filed prior to the Initial Closing in connection with the lawful issuance and sale of the Offered Shares shall be duly obtained and effective as of the Closing.

                  SECTION 5.5 CONSENTS. The Company shall have made or obtained all consents of, filings or registrations with, and notifications to, all Governmental Entities required for consummation of the transactions contemplated hereby, including without limitation, those required under all applicable federal banking laws and the rules and regulations of the Federal Reserve Board and such applicable federal and state securities laws, and which shall be in full force and effect and all waiting periods required by law shall have expired.

                  SECTION 5.6 COMPLIANCE CERTIFICATE. The Company shall deliver to the Purchasers a certificate, executed by the chief executive officer and chief financial officer of the Company, dated as of the date of the Closing, certifying the fulfillment of the conditions specified in Section 5.1 through
5.5 of this Agreement.

                  SECTION 5.7 NO OTHER SOURCE OF FUNDS. The Company shall (a) not have consummated a "Qualified Public Offering" (as defined in the Company's Articles of Incorporation), (b) be prohibited under applicable federal and state banking laws and regulations from receiving dividends from Coast Bank of Florida in an amount sufficient to pay the Debt Amount, and (c) not otherwise have sufficient liquid assets available to it to pay the Debt Amount.

         SECTION 6. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to issue, sell, and deliver the Offered Shares to the Purchasers at the Closing are subject to fulfillment, or the waiver, of the following conditions on or before the Closing, of each of the following conditions.

                  SECTION 6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Purchaser contained in Section 4 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of that date.

                  SECTION 6.2 PERFORMANCE. Each Purchaser shall have performed and complied, in all material respects, with all covenants, agreements and conditions contained herein required to be performed or complied with by such Purchaser prior to or at the Closing, including the delivery of the appropriate payment of the Purchase Price for the Offered Shares being purchased by such Purchaser at the Closing.

                  SECTION 6.3 NO LITIGATION. There shall be no action, suit, investigation or proceeding pending, or to the knowledge of any Purchaser or the Company threatened, which seeks to restrain, enjoin or prevent the consummation of the transactions contemplated by this Agreement or which challenges the validity of, or seeks to recover damages or to obtain other relief in connection with the transactions contemplated by this Agreement.

         SECTION 7. COVENANTS AND OTHER AGREEMENTS.

                  SECTION 7.1 TRADING RESTRICTIONS; LEGEND.

                  (a) Each Purchaser agrees not to, directly or indirectly, offer, sell, pledge, hypothecate, or otherwise dispose of or transfer the Offered Shares held by him, except in compliance with the Securities Act of 1933 and the securities laws of all applicable jurisdictions, and in accordance with the legends affixed to the certificates pursuant to Section 7.1(b) of this Agreement.

                  (b) Each certificate representing Offered Shares to be issued to each Purchaser will bear a legend in substantially the following form:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any other jurisdiction and shall not be sold, pledged, assigned, hypothecated, or otherwise transferred or disposed of by the holder thereof except upon compliance with the registration requirements of such laws, unless the holder of this certificate delivers to the Company an opinion satisfactory to the Company, in either case, to the effect that such transfer will not be in violation of the Act or the securities laws of any other jurisdiction."

                  The certificates for the Offered Shares also shall bear any legends required by any applicable state laws.

                  SECTION 7.2 RESERVATION OF COMMON STOCK. The Company shall authorize, reserve and maintain a sufficient number of shares of Common Stock for issuance upon the sale of all of the Offered Shares.

                  SECTION 7.3 EFFORTS TO OBTAIN ALTERNATIVE FINANCING. The Company shall have taken all reasonable steps prior to the Closing to: (a) seek approval for the declaration of dividends by Coast Bank of Florida to the Company in an amount sufficient to pay the Debt Amount, and (b) consummate and close a Qualified IPO or otherwise generate sufficient net proceeds from the offer and sale of its equity securities to repay the Debt Amount.

         SECTION 8. MISCELLANEOUS

                  SECTION 8.1 SUCCESSORS AND ASSIGNS. This Agreement shall not be assigned by any of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties to this Agreement or their respective successors any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  SECTION 8.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All agreements, representation, and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby for a period of one year from the date of Closing.

                  SECTION 8.3 EXPENSES. The Company shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the issuance of the Offered Shares, and the other instruments and documents to be delivered hereunder or thereunder, and agrees to save each Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, or the Articles of Incorporation (as amended and restated to date), the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  SECTION 8.4 BROKERS. The Company, and each Purchaser (i) each represent and warrant to the other party hereto that he or it has not retained a finder or broker in connection with the transactions contemplated by this Agreement, and (ii) each agree that they will indemnify and save the other party harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

                  SECTION 8.5 SPECIFIC PERFORMANCE. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Company shall be entitled to specific performance of the agreements and obligations of each Purchaser hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

                  SECTION 8.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida (without reference to the conflicts of law provisions thereon).

                  SECTION 8.7 NOTICE. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after, being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

        If to the Company:     Coast Financial Holdings, Inc.
                               2412 Cortez Road West
                               Bradenton, FL 34207
                               Telephone: (941) 752-5900
                               Telecopy: (941) 345-1049
                               Attention: Gerald L. Anthony, President and CEO


        With a copy to:        Richard A. Denmon, Esq.
                               Carlton Fields, P.A.
                               777 South Harbour Island Boulevard
                               Tampa, Florida 33602
                               Telephone: (813) 223-7000
                               Telecopy:  (813) 229-4133

        If to the Purchasers:  At the Address Identified On Schedule A hereto

         Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests,

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


consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 8.7.

                  SECTION 8.8 COMPLETE AGREEMENT. This Agreement, together with Schedule A hereto, represents the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

                  SECTION 8.9 AMENDMENTS AND WAIVERS. No term of this Agreement may be amended or terminated.

                  SECTION 8.10 PRONOUNS. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

                  SECTION 8.11 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

                  SECTION 8.12 SECTION HEADINGS. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

                  SECTION 8.13 WAIVER OF JURY TRIAL. The parties hereto waive all right to trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies arising under or in connection with this Agreement or any of the Transaction Documents, whether grounded in tort, contract or otherwise.

                  SECTION 8.14 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchasers shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

        [REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURES ON NEXT PAGE.]

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


         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as of the date first written above.

                                       COMPANY:

                                       COAST FINANCIAL HOLDINGS, INC.,
                                       a Florida corporation

                                       By: /s/ Gerald L. Anthony
                                          --------------------------------------


                                       PURCHASERS:

                                       /s/ David W. Wilcox
                                       -----------------------------------------
                                       David W. Wilcox


                                       /s/ Gerald L. Anthony
                                       -----------------------------------------
                                       Gerald L. Anthony


                                       /s/ Frank J. Barkocy
                                       -----------------------------------------
                                       Frank J. Barkocy


                                       /s/ C. Guy Batsel
                                       -----------------------------------------
                                       C. Guy Batsel


                                       /s/ Joseph Gigliotti
                                       -----------------------------------------
                                       Joseph Gigliotti


                                       /s/ Kennedy Legler, III
                                       -----------------------------------------
                                       Kennedy Legler, III


                                       -----------------------------------------
                                       Paul G. Nobbs


                                       /s/ Thomas M. O'Brien
                                       -----------------------------------------
                                       Thomas M. O'Brien

                                       /s/ John R. Reinemeyer
                                       -----------------------------------------
                                       John R. Reinemeyer


                                       /s/ Michael T. Ruffino
                                       -----------------------------------------
                                       Michael T. Ruffino


                                       /s/ James K. Toomey
                                       -----------------------------------------
                                       James K. Toomey

                                   SCHEDULE A

                                   INVESTORS






NAME AND ADDRESS                                PRO RATA PORTION ($)
----------------                                --------------------
David W. Wilcox                                      58,545

Gerald L. Anthony                                    58,545

Frank J. Barkocy                                     58,545

C. Guy Gatsel                                        58,545

Joseph Gigliotti                                     58,545

Kennedy Legler, III                                  58,545

Paul G. Nobbs                                             0

Thomas M. O'Brien                                    58,545

John R. Reinemeyer                                   58,545

Michael T. Ruffino                                   58,545

James K. Tommey                                      73,095

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